Exhibit 99.1

Investor Relations Contact:

Karen Fisher

Vice President, Investor Relations & Compliance

BakBone Software, Inc.

858-795-7525

karen.fisher@bakbone.com

Media Contact:

Dani Kenison

Director, Corporate Communications

BakBone Software, Inc.

858-795-7584

dani.kenison@bakbone.com

BAKBONE PROVIDES UPDATE TO SHAREHOLDERS

SAN DIEGO, CA – November 14, 2006 – BakBone Software, Inc. (PK:BKBO), a global provider of heterogeneous integrated data protection solutions, announced today the completion of its review and analysis of historical sales transactions.

Update on Review of Accounting Policies

As previously reported, the Company has been engaged in a worldwide internal review of its accounting practices and oversight with respect to product returns and exchange transactions to ensure compliance with generally accepted accounting policies. In addition, this review included the evaluation of whether or not other transactions were properly accounted for in accordance with generally accepted accounting policies.

During the past several months and specific to this review, the Board-appointed special committee, along with the Company’s new management team, independent counsel and forensic accountants undertook an extensive investigation. This investigation included the review of emails, documents and related data, interviews with relevant personnel, and identifying and capturing emails, support documents and related data to support the internal review process.

As a result of these extensive investigative efforts, this internal review identified instances where accounting practices and oversight in the evaluation of product returns and exchanges were not in compliance with generally accepted accounting principles. In addition, the Company in certain circumstances did not provide the appropriate provisions for the returns accepted from its channel partners and customers. “The impact of the exchange rights provided to our customers on our historical financial statements will be to transition all historical revenue recognition to a ratable accounting model,” said Doug Lindroth, chief financial officer for BakBone Software. “While we are not complete with our process, we believe this will be the appropriate accounting treatment for our reseller business.”

The ratable accounting model recognizes software license and maintenance fees over either the term of the contract or the economic useful life of a product. Specific to BakBone’s NetVault software portfolio, software license and maintenance fees received from the original sale will be recognized over the estimated economic useful life of the products.

“Ratable revenue recognition will be applied to all transactions included in our historical financial statements,” commented Lindroth. “The ratable recognition impacts all of our fees earned in each region from sales through resellers and distributors. The previous ratable accounting applied to our OEM customers will not change.” Going forward and based on the implementation of the new measures described below, it is anticipated that the Company will once again recognize revenue according to the residual method beginning in fiscal year 2008 for sales through the Company’s reseller and distributor channel.

In addition to the exchange transactions, the internal review identified that arrangements with certain distributors were not accounted for properly. The result is to delay the timing of ratable revenue recognition until sale through to the end user occurs. “We noted as part of the internal review isolated instances of improper timing of revenue recognition in all of our regions,” said Lindroth. “We are in the process of adjusting the timing for revenue recognition for these transactions which will be in accordance with generally accepted accounting principles. We also noted isolated instances where certain products would not function in particular customer IT environments. These items will be adjusted by not recognizing the related revenue or alternatively establishing the appropriate reserve for returns.”

Controls Being Implemented

On a global basis enhanced accounting policies and internal controls, as well as improved sales policies and procedures relating to product exchanges and returns, are in the process of being implemented. The Company has begun to strengthen its financial reporting competencies, develop comprehensive internal controls and compliance training programs, implement personnel changes where necessary, and establish corporate policies, practices and controls which are clear, concise and consistent. “It is the Company’s goal and the responsibility of every employee, as a representative of the Company, to exhibit integrity in all assignments and demonstrate the highest ethical standards,” commented Lindroth.

Addressing the Company’s recent personnel changes, Lindroth added, “We are pleased to announce the promotion of Diazo Okoshi, a long-time veteran with BakBone Software, to vice president and general manager of the Japan office. Alex Cheng, the Company’s new vice president of sales for our Asia Pacific region, brings to BakBone over 20 years of software and hardware business development, solution sales, strategic marketing and management experience in the Asia Pacific region. We have also strengthened our overall financial management team in both EMEA and Asia Pacific with the addition of several senior finance personnel.”

The Company has also concluded an internal review of its historic stock option granting practices. This review did not uncover any instances of improper backdating of option grants. The Company did, however, identify mistakes in accounting for certain option grants. Specifically, the review found that in certain circumstances the measurement date for accounting purposes was calculated incorrectly and as a result the Company will make adjustments to its previously reported non-cash compensation charges.

Next Steps

The Company is in the process of completing the restatement of its historical financial statements following this internal review and preparing for the filing of restated financial statements and un-issued financial statements.

“We look forward to concluding the restatement and filing the Company’s historical financial statements as soon as practicable, but cannot give a timeline for the completion of the audit at this time,” said Lindroth.

Q2 FY07 Bookings and Cash Position

For the second quarter of fiscal year 2007, total worldwide bookings* were $12.4 million from the sale of software licenses and maintenance contracts representing a nine percent increase from $11.4 million for the same period in fiscal year 2006. “We continued to make good progress in both our software license and maintenance business during the past quarter,” commented Jim Johnson, president and CEO for BakBone.

BakBone’s total cash balance was $8.2 million at the close of September 2006 as compared to $9.1 million at the end of June 2006. The Company paid approximately $1.6 million during the quarter for costs incurred related to its internal review. The Company continues to be debt-free.

BakBone Named Sun Storage Partner of the Year

“In addition to a solid quarter, what is incredibly exciting for the Company is being named the Sun Storage Partner of the Year by Sun Microsystems,” added Johnson. “By supporting Sun’s full product portfolio and our investment in technical, sales and marketing resources related to technology development and revenue generation with Sun, we are seeing exceptional collaboration and commitment between our two companies.”

*	Bookings represent the total value of contracts signed during the period. The revenue associated with bookings will be recognized in accordance with our revenue recognition policies.

About BakBone Software, Inc.

BakBone Software is a leading international data protection solution provider that develops and distributes heterogeneous data backup, restore, disaster recovery, replication and storage reporting software for network storage and open-systems environments. BakBone delivers scalable solutions that address the complex demands of large enterprise environments, as well as small- to medium-sized businesses. Founded in 2000, BakBone products are used by Fortune 1000 corporations and domestic and international government entities. Distributed through a select global network of strategic partners, resellers and solution providers, interested companies can learn more information about BakBone’s products and services and its newly introduced IDP vision at www.bakbone.com or email info@bakbone.com.

Safe Harbor

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors, which, if they do not materialize or prove correct, could cause BakBone’s results to differ materially from historical results, or those expressed or implied by such forward-looking statements. The potential risks and uncertainties may include, but are not limited to: BakBone’s ability to resolve any outstanding issues, including those related to exchange and return rights, in its historical financial statements, complete the review of its financial statements, become current in its reporting with the Securities and Exchange Commission and the Canadian Securities Administrators and have its common stock meet the standards for obtaining re-listing on the Toronto Stock Exchange; competition in its target markets; potential capital needs; management of future growth and expansions; risk of third-party claims of infringement; protection of proprietary information; customer acceptance of the Company’s products and fee structures, and the success of BakBone’s brand development efforts. Other risks that BakBone faces in its business include: risks associated with strategic alliances; reliance on distribution channels; product concentration; need to develop new and enhanced products; potential product defects; the ability to hire and retain qualified employees and key management personnel; and risks associated with changes in domestic and international market conditions and the entry into and development of international markets for BakBone’s products. Such forward-looking statements should be considered in the context of these and other risk factors disclosed in the most recent report filed with the Securities and Exchange Commission, which may be found at www.sec.gov, as well as those risk factors disclosed in the most current report filed with the Canadian Securities Administrators, which is available on SEDAR at www.sedar.com. All future written and oral forward-looking statements made by the Company or on its behalf are also subject to these factors. BakBone assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made, unless required to do so under applicable securities laws.

BakBone, BakBone Software and the BakBone logo are all trademarks or registered trademarks of BakBone Software, Inc., in the United States and/or in other countries. All other brands, products or service names are or may be trademarks, registered trademarks or service marks of, and used to identify, products or services of their respective owners.

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